Exhibit 99.1

Immediate	Karen Widmayer: Media Contact
(202) 729-1789
karen.widmayer@carramerica.com
Stephen Walsh: Analyst Contact
(202) 729-1764
stephen.walsh@carramerica.com

CARRAMERICA COMPLETES SALE OF ATLANTA PORTFOLIO

Washington D.C. – October 1, 2004 – CarrAmerica Realty Corporation (NYSE:CRE) today announced that it has completed its previously announced sale of its 1.7 million square foot suburban Atlanta portfolio for approximately $196.0 million. The properties are currently 80% leased and are being sold at an estimated year-one cap rate of 6.4%. The Company will record a gain of approximately $19.3 million in connection with the sale.

CarrAmerica Chief Investment Officer, Karen Dorigan, commented, “The sale of CarrAmerica’s suburban Atlanta portfolio demonstrates our continued focus on our core markets as we allocate the capital from this portfolio into new investments in those markets.” Ms. Dorigan continued, “We have successfully achieved that goal in 2004, with new investments through the third quarter totaling $320.3 million in approximately 1,175,000 square feet of high quality office properties in metropolitan Washington, D.C., Southern and Northern California.”

CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The company has become one of America’s leading office workplace companies by meeting the rapidly changing needs of its customers with superior service, a large portfolio of quality office properties and extraordinary development capabilities. Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 291 operating office properties. CarrAmerica’s markets include Austin, Chicago, Dallas, Denver, Los Angeles, Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at www.carramerica.com.

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CarrAmerica Release of October 1, 2004

Page Two

Estimates of Diluted FFO and earnings per share, and certain other statements in this release and the accompanying summary financial information, including statements regarding management’s expectations about, among other things, operating performance and financial condition, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local economic, business and real estate conditions that will, among other things, affect demand for office properties and our ability to lease vacant space at favorable rental rates, our ability to obtain debt or equity financing if and when needed on favorable terms, or at all, possible charges or payments resulting from our guarantee of certain leases of HQ Global Workplaces, Inc., the impact of future acquisitions or dispositions not currently contemplated or expected, the ability of the general economy to recover timely from economic downturns or otherwise sustain periods of growth, availability and creditworthiness of tenants, the availability of financing for both tenants and the company, adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate acquisition and development (including the failure of pending acquisitions or dispositions to close in a timely manner, on current terms, or at all, and pending developments to be completed on time and within budget), actions, strategies and performance of affiliates that the company may not control or companies in which the company has made investments, our ability to maintain our status as a REIT for federal income tax purposes, governmental actions and initiatives, the ability to obtain insurance at a reasonable cost and environmental/safety requirements. For a further discussion of these and other factors that could impact the company’s future results, performance, achievements or transactions, see the documents filed by the company from time to time with the Securities and Exchange Commission, and in particular the section titled, “The Company – Risk Factors” in the company’s Annual Report on Form 10-K.

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